Execution Version

FIFTH WAIVER

             This Fifth Waiver (“Waiver”) is effective as of February 20, 2004 and relates to the Warrant Agreement dated as of May 12, 2003 (the Warrant Agreement”) among NewWest Mezzanine Fund, LP (“NewWest”), KCEP Ventures II, L.P. (“KCEP”), Convergent Capital Partners I, L.P. (“Convergent”), James F. Seifert Management Trust dated October 8, 1992 (the “Trust”) and ACT Teleconferencing, Inc. (“Holdings”), as amended. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Note Agreement dated as of May 12, 2003 among NewWest, KCEP, Convergent, the Trust, Holdings and certain subsidiaries of Holdings (the “Note Agreement”).

Recitals

             Holdings has requested that the Purchaser agree to certain amendments and waivers under the Warrant Agreement, subject to the terms and conditions set forth in this Waiver, and the Purchaser has agreed to such amendments and waivers, on the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, the parties hereby agree as follows:

             1.        Waivers. Subject to the conditions set forth in this Waiver, the Purchaser hereby waives (i) the requirement set forth in section 6 of the Warrant Agreement that Holdings shall not, without shareholder approval, issue 1,500,000 shares of Holdings’ common stock, no par value, at a price of $2.20 per share, and warrants to acquire 340,000 shares of Holdings common stock, no par value, at a price of $2.20 per share, to certain investors pursuant to the Stock Purchase Agreement dated as of February 20, 2004 among Holdings and certain investors (together with the other transactions contemplated by such agreement, the “Fuller & Thaler Transaction”), and (ii) the right under section 15 of the Warrant Agreement to purchase a portion of the securities referred to in clause (i) above.

             2.        Covenants of Holdings and Services.Holdings and Services agree in accordance with Section 8.3 of the Note Agreement, Borrower will reimburse the Purchaser for all reasonable expenses in connection with this Waiver within 10 days of receiving notice from the Purchaser of such expenses. Any failure by Holdings and Services to comply with the provisions of this Waiver shall constitute an Event of Default under the Note Agreement.

             3.        Conditions to Effectiveness. The effectiveness of this Waiver is expressly conditioned upon Holdings and Borrower delivering to the Purchaser all of the following, all in form and substance acceptable to the Purchaser: (a) this Waiver duly executed by Holdings and the Principals; (b) evidence satisfactory to the Purchaser that all events of default under any other promissory notes or loan agreements have been waived and such waivers are in full force and effect; and (c) consummation of the Fuller & Thaler Transaction.

             4.        Reaffirmation of Financing Documents. All terms, conditions and provisions of the Note Agreement and the other Financing Documents are hereby reaffirmed and continued in full force and effect and shall remain unaffected and unchanged, except as specifically amended by this Waiver. All covenants, representations and warranties of Holdings in this Waiver shall survive the closing and delivery of this Waiver. The Events of Default specified in the Note Agreement shall continue to be the events of default under the Note. The Purchaser’s remedies with respect to the occurrence of an Event of Default shall continue to be as set forth in the Note Agreement and in the Financing Documents.

             5.        Representations and Warranties. Holdings represents and warrant to the Purchaser that (i) it has full power and authority to consummate this Waiver and the execution and delivery by Holdings of this Waiver have been duly and properly made and authorized, (ii) this Waiver and the Financing Documents to which Holdings and Borrower are a party each constitutes a valid and binding obligation of Holdings and Borrower, enforceable against Holdings and Borrower in accordance with its respective terms, (iii) the execution and delivery of this Waiver will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under Holdings and Borrower’s articles of incorporation or bylaws or any indenture or other agreement or instrument to which Holdings or Borrower is a party or by which they may be bound or result in the imposition of any Liens or encumbrances on any of its property (other than as contemplated in the other Financing Documents and as contemplated hereby), (iv) no approval, consent or withholding of objection on the part of any regulatory body, federal, state or local, is necessary in connection with the execution and delivery by Holdings of this Waiver, (v) Holdings and Borrower have no defense, offset or counterclaim with respect to the payment of any sum owed to the Purchaser, or with respect to the performance or observance of any warranty or covenant contained in the Financing Documents, and the Purchaser has performed all obligations and duties owed to Holdings and Borrower through the date of this Waiver, and (vi) giving effect to this Waiver, there is no Default or Event of Default other than those specified in the Fourth Amendment, Consent, Waiver and Forbearance Agreement dated as of January 8, 2004 and the document referred to therein.

             6.        General Release. In consideration of, among other things, the Waiver provided for herein, each of Holdings, Borrower and the Principals, on behalf of itself and its stockholders and other Affiliates and their successors and assigns (collectively, the “Releasors”), hereby forever waives, releases and discharges to the fullest extent permitted by law any and all claims (including, without limitation, cross claims, counterclaims, rights of set-off and recoupment), causes of action, demands, suits, costs, expenses and damages (collectively, the “Claims”), that any Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Purchaser and any of their affiliates, partners, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the execution of this Waiver. In entering into this Waiver, Holdings, Borrower and the Principals have consulted with and been represented by counsel and expressly disclaim any reliance on any representations, acts or omissions by any of the Releasees and hereby agree and acknowledge that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section shall survive the termination of the Note Agreement and the other Financing Documents and payment in full of the Obligations.

             7.        Governing Law. This Waiver and all matters concerning this Waiver shall be governed by the laws of the State of Colorado for contracts entered into and to be performed in such state without regard to principles of conflicts of laws.

             8.        Entire Agreement. Except as modified by this Waiver, the Note Agreement and the Financing Documents remain in full force and effect. The Note Agreement, together with the other Financing Documents, embody the entire agreement and understanding among the parties to this Waiver, and supersedes all prior agreements and understandings among the parties relating to the subject matter of the Note Agreement and the Financing Documents as modified by this Waiver.

             9.        Counterparts; Telecopy Execution. This Waiver may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same instrument, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Waiver by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Waiver. Any party delivering an executed counterpart of this Waiver by facsimile shall also deliver a manually executed counterpart of this Waiver, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Waiver.

[Signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Waiver effective as of the day, month and year first above written.

HOLDINGS: ACT Teleconferencing, Inc.

By ________________________________
Its ________________________________

SERVICES: ACT Teleconferencing Services, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT VideoConferencing, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT Proximity, Inc.

By ________________________________
Its ________________________________

CO-BORROWER: ACT Research, Inc.

By ________________________________
Its ________________________________

PRINCIPALS:

__________________________________
Gene Warren

__________________________________
Gavin Thomson

__________________________________
Gerald D. Van Eeckhout

Accepted as of the date of this Waiver:

INVESTORS:

NEWWEST MEZZANINE FUND LP
By Touchstone Capital Group LLLP, General Partner

David L. Henry, Managing General Partner

KCEP VENTURES II, L.P.
By KCEP II, LC, General Partner

Terry Matlack, Managing Director

CONVERGENT CAPITAL PARTNERS I, L.P.
By Convergent Capital, LLC, General Partner

Keith S. Bares, Executive Vice President

JAMES F. SEIFERT MANAGEMENT TRUST DATED OCTOBER 8, 1992
By James F. Seifert and Nancy L. Seifert, as Trustees and not individually

James F. Seifert, Trustee

Nancy L. Seifert, Trustee